Exhibit 99.1

Planet Green Holdings Corp. Announces Required NYSE Disclosure Regarding Going Concern Opinion

NEW YORK, May 11, 2026 /PRNewswire/ -- Planet Green Holdings Corp. (NYSE American: PLAG) (the “Company”) announced that the audit report issued by the Company’s independent registered public accounting firm in connection with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 contained a going concern qualification and an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 was filed with the U.S. Securities and Exchange Commission on March 31, 2026.

This announcement is being made solely to comply with Sections 401(h) and 610(b) of the NYSE American Company Guide. It does not represent any change or amendment to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Additional information may be found in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

About Planet Green Holdings Corp.

Planet Green Holdings Corp. (“Planet Green”), headquartered in Flushing, New York, is a Nevada holding company with business operations conducted through its subsidiaries in mainland China and Canada. Planet Green operates a diversified portfolio of businesses, including consumer products, chemical products, and online advertising.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For further information, please contact:

Ms. Lili Hu
Chief Financial Officer
Phone: 347 370 2352
Email: hulili@planetgreenholdings.com